Exhibit 4-L

EXECUTION VERSION

FORD MOTOR CREDIT COMPANY

REGISTRATION RIGHTS AGREEMENT

3.984% Notes due June 15, 2016

issued in exchange for

Series 2011-2 FUEL Notes

issued by FUEL Trust, a Delaware statutory trust

New York, New York
June 17, 2011

Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park, 11th Floor

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities LLC

383 Madison Avenue, 31st Floor

New York, New York 10179

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

as Representatives of the several Initial Purchasers

Ladies and Gentlemen:

This Registration Rights Agreement (the “Agreement”) is made and entered into this 17th day of June, 2011, among Ford Motor Credit Company LLC, a Delaware limited liability company (the “Company”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several Initial Purchasers named in the Purchase Agreement (defined below) (such initial purchasers collectively referred to herein as the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement, dated June 14, 2011, among the Company, FUEL Trust, a Delaware statutory trust, U.S. Bank National Association, as owner trustee, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers (the “Purchase Agreement”), which provides for the sale by FUEL Trust to the Initial Purchasers of $1,000,000,000 aggregate principal amount of FUEL Trust’s Series 2011-2 FUEL Notes (the “FUEL Notes”).  The execution of this Agreement is a condition to the closing under the Purchase Agreement.

Pursuant to the terms of the FUEL Notes and the unsecured note issuance and exchange agreement (the “Unsecured Note Issuance and Exchange Agreement”) dated as of June 17, 2011 among the Company, FUEL Trust and The Bank of New York Mellon, as trustee under the indenture dated as of June 1, 2011 pursuant to which the FUEL Notes were issued, if the Company’s senior unsecured debt is rated “BBB-,” “Baa3” or “BBB-” or higher by any two of S&P, Moody’s and Fitch, respectively (an “Investment Grade Rating Event”), then, unless an Amortization Period for the FUEL Notes has already begun, within 10 Business Days, the Company will issue senior unsecured notes (the “New Notes”) pursuant to the indenture dated as of February 1, 1985 (such indenture, together with any indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon as successor to Manufacturers Hanover Trust Company, as trustee (the “Trustee”), in the same principal amount as the FUEL Notes, with an interest rate equal to the interest rate on the FUEL Notes and with a final maturity date that is the same as the Expected Final Payment Date of the FUEL Notes, and the FUEL Notes will be exchanged for such New Notes on such date.

To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a “Holder” and, together, the “Holders”) from time to time of the New Notes or the Exchange Notes (as hereinafter defined), as follows:

1.                                      Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 5 hereto.

“Affiliate” of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person.  For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Indemnitee” shall have the meaning set forth in Section 8(b) hereto.

“DTC” shall have the meaning set forth in Section 4(l)(i) hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall mean debt securities of the Company identical in all material respects to the New Notes (except that the additional interest provision and the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

“Exchange Offer Registration Period” shall mean the 90-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Notes any Registrable Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Expiration Date” shall have the meaning set forth in Section 2(c)(ii) hereto.

“FUEL Notes” shall have the meaning set forth in the preamble hereto.

“Holder” and “Holders” shall have the meanings set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Issue Date” shall mean the date on which the New Notes were originally issued in exchange for the FUEL Notes.

“Losses” shall have the meaning set forth in Section 8(d) hereof.

“Majority Holders” shall mean, on any date, the Holders of a majority of the aggregate principal amount of the Registrable Securities registered or to be registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, under a Registration Statement.

“New Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto, including all exhibits thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Notes that are Registrable Securities and are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Registrable Securities, a like aggregate principal amount of the Exchange Notes.

“Registrable Securities” shall mean the New Notes; provided, however, that a New Note shall cease to be a Registrable Security upon the earliest to occur of the following:  (i) the New Note has been exchanged for an Exchange Note in a Registered Exchange Offer as contemplated in Section 2 (provided, that any Exchange Note that, pursuant to the last two sentences of Section 2, is included in a Prospectus for use in connection with resales by Exchanging Dealers shall be deemed to be a Registrable Security with respect to Section 8 until resale of such Registrable Security has been effected within the Exchange Offer Registration Period referred to in Section 2(c)(iii) or the Exchange Offer Registration Period has ended; and (ii) in the circumstances contemplated by Section 3, a Shelf Registration Statement registering such New Note under the Securities Act has been declared or becomes effective and such New Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement.

“Registration Default” shall have the meaning set forth in Section 5 hereto.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Registrable Securities or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Shelf Registration” shall mean a registration under the Act effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Registrable Securities, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments and the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall have the meaning set forth in the preamble hereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Underwriter” shall mean any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

2.                                      Registered Exchange Offer.

(a)                                 The Company shall prepare and, not later than 90 days following the Issue Date (or if such 90th day is not a Business Day, the next succeeding Business Day), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer.  The Company shall use its commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to be declared effective by the Commission under the Act within 180 days of the Issue Date (or if such 180th day is not a Business Day, the next succeeding Business Day) and (ii) consummate the Registered Exchange Offer with respect to all then-outstanding Registrable Securities within 220 days of the Issue Date (or if such 220th day is not a Business Day, the next succeeding Business Day).

(b)                                 Promptly after the effectiveness of the Exchange Offer Registration Statement, the Company shall commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Registrable Securities for Exchange Notes (provided that such Holder is not an Affiliate of the Company, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c)                                  In connection with the Registered Exchange Offer, the Company shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, provided, however, if the Company is unable to ascertain a mailing address for any Holder, such Holder will be deemed to have received the documents referred to above upon delivery of such documents to the Depository Trust Company for distribution to its participants;

(ii)                                  keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law) (midnight New York City time, on the last Business Day on which the Registered Exchange Offer is open is referred to herein as the “Expiration Date”);

(iii)                               use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)                              utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v)                                 permit Holders to withdraw tendered New Notes at any time prior to midnight, New York City time, on the last Business Day on which the Registered Exchange Offer is open; and

(vi)                              comply in all respects with all applicable laws.

(d)                                 As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i)                                     accept for exchange all Registrable Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)                                  accept for exchange all New Notes properly tendered pursuant to the Private Exchange;

(iii)          deliver to the Trustee for cancellation in accordance with Section 4(s) all Registrable Securities or New Notes so accepted for exchange; and

(iv)                              cause the Trustee promptly to authenticate and deliver to each Holder of Registrable Securities a principal amount of Exchange Notes, as the case may be, equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

(e)                                  Each Holder hereby acknowledges and agrees that any Broker-Dealer who is a Holder and any such Holder who uses the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, and any secondary resale transactions by such Holder must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for Registrable Securities acquired by such Holder directly from the Company or one of its Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to provide a written representation to the Company (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Offer Registration Statement)  that, at the time of the consummation of the Registered Exchange Offer:

(i)                                    any Exchange Notes received by such Holder will be acquired in the ordinary course of such Holder’s business;

(ii)                                 such Holder is not engaged in, and does not intend to engage in, and will have no arrangement or understanding with any person to participate in the distribution of the New Notes or the Exchange Notes within the meaning of the Act; and

(iii)                             such Holder is not an Affiliate of the Company.

(f)                                   Notwithstanding anything to the contrary in this Section 2, the obligations of the Company under this Section 2 shall terminate with respect to any New Note that ceases to be a Registrable Security in accordance with the definition of “Registrable Securities.”

3.                                      Shelf Registration.

(a)                                 If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Company determines upon advice of its counsel (who may be an employee of the Company or Ford Motor Company) that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof, (ii) for any other reason the Registered Exchange Offer is required to be consummated and is not consummated within 220 days of the Issue Date, or (iii) if a Holder is not permitted to participate in the Registered Exchange Offer or does not receive fully tradeable Exchange Notes pursuant to a Registered Exchange Offer, the Company shall effect a Shelf Registration in accordance with subsection (b) below; provided, however, that the obligations of the Company under this Section 3 shall terminate with respect to any New Note that ceases to be a Registrable Security in accordance with the definition of “Registrable Securities.”

(b)                                 (i)  The Company shall as promptly as practicable (but in no event later than the later of (A) the 45th day after the determination referred to in Section 3(a)(i) is made (but in no event earlier than the 90th day after the Issue Date) and (B) 265 days after the Issue Date), file with the Commission and thereafter shall use its commercially reasonable efforts to cause to be declared effective by the Commission under the Act within 90 days after the date of such filing of a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided that if at any time the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and are eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405; provided, further, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to a Shelf Registration Statement required pursuant to clause (ii) of Section 3(a), the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(b) but only in respect of its obligations under such clause (ii) of Section 3(a).

(ii)                                  The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of one year from the date the Shelf Registration Statement becomes or is declared effective by the SEC or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement (A) have been sold pursuant to the Shelf Registration Statement or (B) cease to be Registrable Securities (in any such case, such period being called the “Shelf Registration Period”).  The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

(iii)                               The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of a Prospectus contained therein, in the light of the circumstances under which they were made) not misleading.

4.                                      Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a)                                 The Company shall:

(i)                                     furnish to the Initial Purchasers and unsecured notes counsel to the Initial Purchasers, not less than two Business Days prior to the filing thereof with the Commission, a draft copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (excluding all documents incorporated by reference therein after the initial filing) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as any Initial Purchaser or its counsel reasonably proposes;

(ii)                                  include the information set forth (A) in Annex A hereto on the inside cover page of the Prospectus contained in the Exchange Offer Registration Statement, (B) in Annex B hereto in a section of the Prospectus setting forth details of the Registered Exchange Offer, (C) in Annex C hereto in the underwriting or plan of distribution section of such Prospectus and (D) in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; and

(iii)          in the case of a Shelf Registration Statement, include the information regarding the Holders that propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders; provided that the Company shall not be required to supplement or amend a Shelf Registration Statement after it has been declared effective by the Commission more than once per calendar quarter to reflect additional Holders or changes in the number of Registrable Securities to be sold by any Holder.

(b)                                 The Company shall ensure that:

(i)                                     any Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

(ii)                                  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  The Company shall advise the Initial Purchasers or the Holders of Registrable Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any Initial Purchaser or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(vi) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)                                     when a Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission after the effective date of such Registration Statement for any amendment or supplement to a Registration Statement or the Prospectus or for additional information in connection with the Registration Statement;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(v)                                 of the happening of any event that requires any change in a Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading provided that the Company shall not be required to disclose the reasons for such change.

Upon receiving notice of the occurrence of any of the events listed in subsections (ii) through (v) of this Section 4(c), each Holder and any Exchanging Dealer will immediately discontinue disposition of Registrable Securities or Exchange Notes pursuant to a Registration Statement until such Holder’s or Exchanging Dealer’s receipt of copies of the supplemented or amended

Prospectus contemplated by Section 4(k) or until it is advised in writing by the Company that use of the applicable Prospectus may resume, and, if so directed by the Company, such Holder or Exchanging Dealer will deliver to the Company (at the Company’s expense) all copies in such Holder’s or Exchanging Dealer’s possession, other than permanent file copies, of the Prospectus covering such Registrable Securities or Exchange Notes that was current at the time of receipt of such notice.

(d)                                 The Company shall use its commercially reasonable efforts to prevent the issuance and, if issued, to obtain the withdrawal at the earliest practicable time of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(e)                                  The Company shall furnish to each Holder of Registrable Securities covered by any Shelf Registration Statement, without charge, at least one copy of the Prospectus included in such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto.

(f)                                   The Company shall, during the Shelf Registration Period, promptly deliver to the Initial Purchasers and to each Holder of Registrable Securities covered by any Shelf Registration Statement, and any sales or placement agents or underwriters acting on behalf of such Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request.  The Company consents to the use by each of the foregoing of, and each of the foregoing hereby agree to use, such Prospectus or any amendment or supplement thereto furnished to any such Holder, sales or placement agent or underwriter, pursuant to Section 4(e) or this Section 4(f) in connection with the offering and sale of the Registrable Securities in accordance with applicable law and the terms hereof, including any prospectus delivery requirements under the Act in connection with any sale of the Registrable Securities.

(g)                                  The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein and all exhibits thereto.

(h)                                 The Company shall promptly deliver to the Initial Purchasers, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchasers, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement in accordance with applicable law and the terms hereof.

(i)                                     Prior to the Registered Exchange Offer or any other offering of New Notes or Exchange Notes, as the case may be, pursuant to any Registration Statement, the Company shall use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Registrable Securities or the Exchange Notes, as the case may be, for sale under the laws of such jurisdictions as any Holder shall reasonably request and will use its commercially reasonable efforts to maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to (i) qualify to do business or as a broker or dealer of securities in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any jurisdiction if it is not already so subject.

(j)                                    The Company shall reasonably cooperate with the Holders of Registrable Securities or Exchange Notes, as the case may be, to facilitate the timely preparation and delivery of certificates representing Registrable Securities or Exchange Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k)                                 Upon the occurrence of any event contemplated by subsections (ii) through (vi) of Section 4(c) hereof, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, during the Exchange Offer Registration Period, the Company shall not be required to amend or supplement a Registration Statement or Prospectus, in the event that, and for a period not to exceed 90 days in any consecutive 12-month period, the Company determines in good faith that the disclosure of any such event would be materially adverse to the Company or otherwise relates to a pending business transaction that has not yet been publicly disclosed.  In such circumstances, the Exchange Offer Registration Period and the period of effectiveness of the Shelf Registration Statement provided for in Section 3(b)(ii) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof to and including the date the Holders of Registrable Securities and Exchanging Dealers shall have received such amended or supplemented Prospectus pursuant to this Section.

(l)                                     (i)  Not later than the effective date of the Exchange Offer Registration Statement, the Company shall provide a CUSIP number for each series of the Exchange Notes registered under the Exchange Offer Registration Statement.  Not later than the date of the closing of the Exchange Offer, the Company shall provide the Trustee with printed certificates for such Exchange Notes, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company (“DTC”) or Clearstream and Euroclear, as applicable.

(ii)                                  On the first Business Day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its reasonable efforts to establish with the

Trustee a procedure by which Holders of Registrable Securities that are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act may transfer their interests therein to an “unrestricted” global security free of any stop or restriction on DTC’s system with respect to the New Notes; provided, however, that this Section 4(l)(ii) shall be applicable only to Holders that are named as selling Holders in the Shelf Registration Statement and agree in writing to be bound by all of the provisions of this Agreement applicable to such Holder.  Upon compliance with the foregoing requirements of this Section 4(l)(ii), the Company shall provide the Trustee with printed certificates for such Registrable Securities in a form eligible for deposit with DTC.

In the event the Company is unable to cause DTC to take the actions described in this Section 4(l), the Company shall take such actions as the Majority Holders may reasonably request to provide, as soon as practicable, a CUSIP number, if necessary, for each series of the New Notes registered under the Shelf Registration Statement and to cause the CUSIP number to be assigned to each series of the New Notes or Exchange Notes, as the case may be (or to the maximum aggregate principal amount of each series of the New Notes or Exchange Notes, as the case may be, to which such number may be assigned).

(m)                             The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(n)                                 The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner to the extent it is required to file a Registration Statement pursuant to the terms hereof.

(o)                                 The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and each such Holder shall promptly furnish to the Company any additional information required in order to make the information previously disclosed to the Company under this subsection (o) not misleading.  The Company may exclude from such Shelf Registration Statement the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(p)                                 The Company shall, if requested, use its commercially reasonable efforts to incorporate promptly in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement may reasonably provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s Registrable Securities and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after receipt of notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be obligated to make such updates more than once per calendar quarter.

(q)                                 In the case of any Shelf Registration Statement, the Company shall enter into such agreements and take all other appropriate actions (including, if requested by Majority Holders, an underwriting agreement in customary form and otherwise reasonably satisfactory to the Company) in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures reasonably comparable to those set forth in Section 8 (or such other provisions and procedures acceptable to the Company, the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 8).

(r)                                    In the case of any Shelf Registration Statement, the Company shall:

(i)                                     make reasonably available for inspection by the selling Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the selling Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, which inspection shall be coordinated by a single counsel selected by the Majority Holders; provided, however, that any such information shall be kept confidential by the selling Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law or by any regulatory or self-regulatory entity, or such information is or becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (i); provided further that this subsection (i) shall not (A) prevent any such selling Holder, underwriter, attorney, accountant, agent or the Company from complying with all applicable disclosure laws, regulations and principles in connection with the Shelf Registration Statement, (B) restrict the ability of any such selling Holder, underwriter, attorney, accountant, agent to consider information for due diligence purposes or share information with other underwriters, agents or dealers participating in such offering, (C) prevent any such selling Holders, underwriter, attorney, accountant, agent from retaining documents or other information in connection with due diligence or (D) prevent any such selling Holder, underwriter, attorney, accountant, agent from using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with the Shelf Registration Statement;

(ii)                                  cause the Company’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the selling Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any such information shall be kept confidential by the selling Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law or by any regulatory or self-regulatory entity, or such information is or becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and without any action or omission by any selling Holder in violation of this subsection (ii); provided further that this subsection (ii) shall not (A) prevent any such selling Holder, underwriter, attorney, accountant, agent or the Company from complying with all applicable disclosure laws, regulations and principles in connection with the Shelf Registration Statement, (B) restrict the ability of any such selling Holder, underwriter, attorney, accountant, agent to consider information for due diligence purposes or share information with other underwriters, agents or dealers participating in such offering, (C) prevent any such selling Holders, underwriter, attorney, accountant, agent from retaining documents or other information in connection with due diligence or (D) prevent any such selling Holder, underwriter, attorney, accountant, agent from using any such documents or other information in investigating or defending itself against claims made or threatened by purchasers, regulatory authorities or others in connection with the Shelf Registration Statement;

(iii)                               make such representations and warranties to the Holders of Registrable Securities registered thereunder and the underwriters, if any, in form, substance and scope as are reasonably comparable to those set forth in the Purchase Agreement;

(iv)                              obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)                                 obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired directly or indirectly by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

(vi)                              deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in the foregoing subclauses (iii), (iv), (v) and (vi) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(s)                                   If a Registered Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or cause to be marked, on the Registrable Securities so exchanged that such New Notes are being cancelled in exchange for the Exchange Notes.  In no event shall the New Notes be marked as paid or otherwise satisfied.

(t)                                    The Company shall use its commercially reasonable efforts to cause the securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by the Majority Holders or by any Managing Underwriters unless such securities are already so rated.

(u)                                 In the case of any Shelf Registration Statement, if any Broker-Dealer shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

(i)                                     if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in such Rules) to participate in the preparation of such Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities;

(ii)                                  indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 8 hereof;

(iii)                               providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules or By-Laws; and

(iv)                              The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities or Exchange Notes, as the case may be, covered by a Registration Statement as contemplated by, and in accordance with the terms of, this Agreement.

5.                                      Additional Interest.

(a)                                 The parties hereto acknowledge that the Holders of Registrable Securities or Exchange Notes, as the case may be, will suffer damages if the Company fails to perform its obligations under Section 2 or 3 hereof and that it would not be feasible to ascertain the extent of such damages.  Accordingly, in the event that:

(i)                                     the Exchange Offer Registration Statement has not been filed on or prior to the 90th day after the Issue Date (or if such 90th day is not a Business Day, the next succeeding Business Day);

(ii)                                  the Exchange Offer Registration Statement has not been declared effective on or prior to the 180th day after the Issue Date (or if such 180th day is not a Business Day, the next succeeding Business Day);

(iii)                               the Registered Exchange Offer has not been completed on or prior to the 220th day after the Issue Date (or if such 220th day is not a Business Day, the next succeeding Business Day) or, if required to be filed, the Shelf Registration Statement has not been filed on or prior to the 265th day after the Issue Date (or if such 265th day is not a Business Day, the next succeeding Business Day);

(iv)                              the Shelf Registration Statement has not been declared effective on or prior to the 90th day after the date of the filing thereof (or if such 90th day is not a Business Day, the next succeeding Business Day);

(v)                                 after the Exchange Offer Registration Statement has been declared effective, the Exchange Offer Registration Statement ceases to be effective or usable prior to the consummation of the Registered Exchange Offer; or

(vi)                              after the Shelf Registration Statement, if applicable, has been declared effective, the Shelf Registration Statement ceases to be effective or usable for a period of time that exceeds 90 days in the aggregate in any 12-month period in which it is required to be effective under this Agreement;

(each such event referred to in the foregoing clauses (i) through (vi), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the principal amount of the New Notes or the Exchange Notes constituting Registrable Securities affected thereby (in addition to the stated interest on the New Notes and the Exchange Notes), from and including the date on which any Registration Default first occurs and while any such Registration Default has occurred and is continuing, to but excluding the date on which all filings, declarations of effectiveness and consummations, as the case may be, have been achieved which, if achieved on a timely basis, would have prevented the occurrence of all of the then existing Registration Defaults.  Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a Registration Default and shall increase by 0.25% per annum at the end of such 90-day period up to a maximum of 0.50% per annum, until the date on which all of the filings, declarations of effectiveness and consummations referred to in the preceding sentence have been achieved, on which date the interest rate on the applicable New Notes and Exchange Notes constituting Registrable Securities will revert to the interest rate originally borne by such notes.

(b)                                 The Company shall notify the Trustee immediately upon its knowledge of the happening of each and every Registration Default.  The Company shall pay the Additional Interest due on the New Notes or Exchange Notes constituting Registrable Securities, as the case may be, by depositing with the Trustee (which shall not be the Company for these purposes), in trust, for the benefit of the Holders entitled thereto, prior to 11:00 a.m. on the next interest payment date specified in the Indenture, sums sufficient to pay the Additional Interest then due.  The Additional Interest due shall be payable on each interest payment date specified by the Indenture to the record holders entitled to receive the interest payment to be made on such date and will be paid beginning with the next regularly scheduled interest payment date of New Notes or Exchange Notes, as the case may be, following such Registration Default.

(c)                                  The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that will be suffered by Holders of New Notes or Exchange Notes by reason of the happening of any Registration Default.

(d)                                 Any Additional Interest under this Section 5 will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of New Notes with respect to any Registration Default.

6.                                      Each Holder agrees it will not use any free writing prospectus that is an “issuer free writing prospectus” as defined in Rule 433 under the Act in connection with any offering hereunder unless it is prepared by the Company and its usage is authorized by the Company in writing.

7.                                      Registration Expenses.  The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3, and 4 hereof and, in connection with any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith.  Anything contained herein to the contrary notwithstanding, the Company shall not have any obligation whatsoever in respect of any underwriters’ discounts or commissions, brokerage commissions, dealers’ selling concessions, transfer taxes or, except as otherwise expressly set forth herein, any other selling expenses incurred in connection with the underwriting, offering or sale of Registrable Securities or Exchange Notes by or on behalf of any person.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by any Shelf Registration Statement, each Holder of Registrable Securities covered by an Exchange Offer Registration Statement, as the case may be,  the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act (each, a “Holder Indemnitee”) against any and all losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433 under the Act), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein.  This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 8(a) or contribute as provided in Section 8(d) hereof to Losses of each underwriter of Registrable Securities, registered under a Shelf Registration Statement, its directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 8(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(q) hereof.

(b)                                 Each Holder Indemnitee, severally and not jointly, agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act (each, a “Company Indemnitee”), to the same extent as the indemnity in Section 8(a) from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, and further agrees to reimburse each Company Indemnitee for any legal or other expenses reasonably incurred by such Company Indemnitee in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, judgment or action as such expenses are incurred.  This indemnity agreement shall be in addition to any liability which any such Holder may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under this Section 7 to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in the second paragraph of Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party shall not, without the prior written consent of the indemnified parties (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.  An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have an obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director, officer, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)                                  The provisions of this Section 8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in this Section 8, and shall survive the sale by a Holder of securities covered by a Registration Statement.

9.                                      Underwritten Registrations.

(a)                                 If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering pursuant to a request made in accordance with Section 4(q) hereof, the Managing Underwriters shall be selected by the Majority Holders, subject to the reasonable approval of the Company.

(b)                                 No Holder may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.                               No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

11.                               Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, the Holders of a majority in the aggregate principal amount of the Exchange Notes); provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may alternatively be given by the Majority Holders of the Registrable Securities or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

12.                               Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                                 if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 12, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers;

(b)                                 if to the Initial Purchasers, initially at the addresses set forth in the Purchase Agreement; and

(c)                                  if to the Company, initially at the Company’s address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

Each party hereto by notice to the other parties may designate additional or different addresses of such party for subsequent notices or communications.

13.                               Successors.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities.  The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities.

14.                               Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

15.                               Headings.  The headings used herein are for convenience only and shall not affect the construction hereof.

16.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

17.                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.                               Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

19.                               Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the earlier of the expiration of the Exchange Offer Registration Period and the Shelf Registration Period, except for any liabilities or obligations under Sections 2(e), 7 and 8 hereof and the obligations to make payments of and provide for additional interest under Section 5 hereof to the extent such damages accrue prior to the end of the Shelf Registration Period, each of which shall remain in effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Initial Purchasers.

Very truly yours,

FORD MOTOR CREDIT COMPANY

By:	/s/ Scott D. Krohn
Name:	Scott D. Krohn
Title:	Assistant Treasurer

Registration Rights Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Matt Basler
	Name:	Matt Basler
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Diane Rinnovatore
	Name:	Diane Rinnovatore
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

RBS SECURITIES INC.

By:	/s/ Moshe Tomkiewicz
	Name:	Moshe Tomkiewicz
	Title:	Managing Director

Registration Rights Agreement

ANNEX A

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution.”

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ANNEX B

Each Broker-Dealer that receives Exchange Notes for its own account in exchange for New Notes, where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus (the “Prospectus”) in connection with any resale of such Exchange Notes.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired as a result of market-making activities or other trading activities.  The Company has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of Exchange Notes by Broker-Dealers.  Exchange Notes received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Notes.  Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the Expiration Date, the Company shall promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Items 507 and 508 of Regulation S-K.]

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ANNEX D

Rider A

☐                                    CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS NOTES ACQUIRED AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR SUCH NEW NOTES.

Name:

Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes.  If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for New Notes, it represents that the New Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1